                                                                     EXHIBIT 2.1


================================================================================


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


                                     among:


                              QUOKKA SPORTS, INC.,
                             a Delaware corporation;


                        MONTANA ACQUISITION CORPORATION,
                            a Washington corporation;

                                       and


                             ZONENETWORK.COM, INC.,
                            a Washington corporation.


                           ---------------------------

                            Dated as of March 1, 2000

                           ---------------------------



================================================================================

                                    EXHIBITS


Exhibit A    Certain definitions

Exhibit B    Form of Agreement of Merger and Articles of Merger

Exhibit C    Form of Amended and Restated Articles of Incorporation of
             Surviving Corporation

Exhibit D    Directors and officers of Surviving Corporation

Exhibit E    Form of Escrow Agreement

Exhibit F    List of Company Shareholders to sign Voting Agreement

Exhibit G    Form of Voting Agreement

Exhibit H    Form of tax representation letters

Exhibit I    List of Persons to sign Noncompetition Agreement

Exhibit J    Form of Noncompetition Agreement

Exhibit K    List of Company Shareholders to sign Release

Exhibit L    Form of Release (for employees and other shareholders)

Exhibit M    Investor Rights Agreement

Exhibit N    Form of legal opinion of Dorsey & Whitney LLP

Exhibit O    Certain employees

Exhibit P    Form of legal opinion of Cooley Godward LLP

Exhibit Q    Form of Shareholder Certification (for entities and
             natural persons)

Exhibit R    List of Company Option holders and Warrant holders to sign
             Agreement Regarding Cancellation of Options and Warrants

Exhibit S    Form of Agreement Regarding Cancellation of Options and Warrants


                                       1.

                                TABLE OF CONTENTS

                                                                                          PAGE
SECTION 1      DESCRIPTION OF TRANSACTION....................................................1

        1.1    Merger of Merger Sub with and into the Company................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................1

        1.4    Articles of Incorporation and Bylaws; Directors and Officers..................2

        1.5    Conversion of Shares..........................................................3

        1.6    Stock Options and Warrants....................................................6

        1.7    Closing of the Company's Transfer Books.......................................8

        1.8    Exchange of Certificates......................................................8

        1.9    Dissenting Shares.............................................................9

        1.10   Tax Consequences.............................................................10

        1.11   Accounting Treatment.........................................................10

        1.12   Further Action...............................................................10

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY................................10

        2.1    Due Organization; No Subsidiaries; Etc.......................................10

        2.2    Articles of Incorporation and Bylaws; Records................................11

        2.3    Capitalization, Etc..........................................................12

        2.4    Financial Statements.........................................................13

        2.5    Absence of Changes...........................................................14

        2.6    Title to Assets..............................................................15

        2.7    Bank Accounts; Receivables...................................................16

        2.8    Equipment; Leasehold.........................................................16

        2.9    Proprietary Assets...........................................................16

        2.10   Contracts....................................................................18

        2.11   Liabilities..................................................................20

        2.12   Compliance with Legal Requirements...........................................20

        2.13   Governmental Authorizations..................................................20

        2.14   Tax Matters..................................................................20

        2.15   Employee and Labor Matters; Benefit Plans....................................22

        2.16   Environmental Matters........................................................24


                                       i.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        2.17   Insurance....................................................................25

        2.18   Related Party Transactions...................................................25

        2.19   Legal Proceedings; Orders....................................................25

        2.20   Authority; Binding Nature of Agreement.......................................26

        2.21   Non-Contravention; Consents..................................................26

        2.22   Full Disclosure..............................................................27

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................27

        3.1    SEC Filings; Financial Statements............................................27

        3.2    Authority; Binding Nature of Agreement.......................................28

        3.3    Valid Issuance...............................................................28

        3.4    Tax Matters..................................................................28

        3.5    Offering Valid...............................................................28

SECTION 4.     CERTAIN COVENANTS OF THE COMPANY.............................................28

        4.1    Access and Investigation.....................................................28

        4.2    Operation of the Company's Business..........................................29

        4.3    Notification; Updates to Disclosure Schedule.................................31

        4.4    No Negotiation...............................................................31

SECTION 5.     ADDITIONAL COVENANTS OF THE PARTIES..........................................32

        5.1    Filings and Consents; Nasdaq Application.....................................32

        5.2    Company Shareholders' Meeting................................................32

        5.3    Public Announcements.........................................................33

        5.4    Best Efforts.................................................................33

        5.5    Tax Matters..................................................................33

        5.6    Offer Letters and Noncompetition Agreements..................................33

        5.7    Termination of Agreements....................................................33

        5.8    Intentionally Omitted........................................................34

        5.9    FIRPTA Matters...............................................................34

        5.10   Release......................................................................34

        5.11   Completion of Company Audits.................................................34

        5.12   Intentionally Omitted........................................................34


                                      ii.

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
        5.13   Intentionally Omitted........................................................34

        5.14   Fingerhut Business Services, Inc. Fulfillment Agreement......................35

        5.15   Parachute Payments...........................................................35

        5.16   S-8 Registration Statement...................................................35

        5.17   Registration Rights..........................................................35

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.................35

        6.1    Accuracy of Representations..................................................35

        6.2    Performance of Covenants.....................................................35

        6.3    Shareholder Approval.........................................................35

        6.4    Consents.....................................................................35

        6.5    Agreements and Documents.....................................................36

        6.6    FIRPTA Compliance............................................................36

        6.7    Intentionally Omitted........................................................36

        6.8    No Restraints................................................................37

        6.9    No Legal Proceedings.........................................................37

        6.10   Employees....................................................................37

        6.11   Escrow Agreement.............................................................37

        6.12   Investor Rights Agreement....................................................37

        6.13   Appointment of Purchaser Representative; Securities Compliance...............37

SECTION 7.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...........................37

        7.1    Accuracy of Representations..................................................37

        7.2    Performance of Covenants.....................................................38

        7.3    Documents....................................................................38

        7.4    Listing......................................................................38

        7.5    Investor Rights Agreement....................................................38

        7.6    No Restraints................................................................38

SECTION 8.     TERMINATION..................................................................38

        8.1    Termination Events...........................................................38

        8.2    Termination Procedures.......................................................39

        8.3    Effect of Termination........................................................39


                                      iii.
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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE
SECTION 9.     INDEMNIFICATION, ETC.........................................................39

        9.1    Survival of Representations, Etc.............................................39

        9.2    Indemnification by the Company...............................................40

        9.3    Threshold....................................................................41

        9.4    Satisfaction of Indemnification Claim........................................41

        9.5    No Contribution..............................................................43

        9.6    Defense of Third-Party Claims................................................43

        9.7    Tax Contests.................................................................43

        9.8    Exercise of Remedies by Indemnitees Other Than Parent........................43

SECTION 10.    MISCELLANEOUS PROVISIONS.....................................................43

        10.1   Designated Company Agent.....................................................43

        10.2   Further Assurances...........................................................44

        10.3   Fees and Expenses............................................................44

        10.4   Attorneys' Fees..............................................................44

        10.5   Notices......................................................................45

        10.6   Confidentiality..............................................................46

        10.7   Time of the Essence..........................................................46

        10.8   Headings.....................................................................46

        10.9   Counterparts.................................................................46

        10.10  Governing Law................................................................46

        10.11  Successors and Assigns.......................................................46

        10.12  Remedies Cumulative; Specific Performance....................................46

        10.13  No Waiver....................................................................46

        10.14  Amendments...................................................................47

        10.15  Severability.................................................................47

        10.16  Parties in Interest..........................................................47

        10.17  Entire Agreement.............................................................47

        10.18  Construction.................................................................47


                                      iv.

                               AGREEMENT AND PLAN
                          OF MERGER AND REORGANIZATION


        THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Agreement") is made and entered into as of March 1, 2000, by and among: QUOKKA SPORTS, INC., a Delaware corporation ("Parent"); MONTANA ACQUISITION CORPORATION, a Washington corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and ZONENETWORK.COM, INC., a Washington corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company in accordance with this Agreement and the Washington Business Corporation Act (the "Merger"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

        B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, it is intended that the Merger be treated as a "purchase."

        C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company.

                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1. DESCRIPTION OF TRANSACTION

        1.1 MERGER OF MERGER SUB WITH AND INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub will be merged with and into the Company, and the separate existence of Merger Sub will cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

        1.2 EFFECT OF THE MERGER. The Merger will have the effects set forth in this Agreement and in the applicable provisions of the Washington Business Corporation Act.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California 94111 at 10:00 a.m. on March 30, 2000 (provided, however, that beginning on March 16, 2000, such March 30 date shall be automatically extended one business day for each day the start of the February 29, 2000 balance sheet audit is delayed), or at such other time and date as Parent and the Company may mutually agree, such agreement not to be unreasonably withheld (the "Scheduled Closing Time"). (The



                                       1.

date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.")

        If the Closing does not occur at any Scheduled Closing Time as a result of any failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or as a result of any other condition set forth in Section 6 of this Agreement not being met as of the Scheduled Closing Time, the Scheduled Closing Time shall be automatically postponed until the second business day following notice from the Company to Parent that the Company is in compliance with all such covenants and/or has performed all such obligations and/or that all conditions set forth in Section 6 of this Agreement have been met. If all the conditions set forth in Section 6 of this Agreement have been met as of the Scheduled Closing Time, but the Closing does not occur at any Scheduled Closing Time solely as a result of any failure on the part of Parent to satisfy the conditions set forth in Sections 7.1, 7.2, 7.3(a), 7.3(b) or 7.5, Parent shall deliver to the Company on the date of such Scheduled Closing Time a notice of such failure stating either (i) that Parent wishes to reach agreement with the Company on a new Scheduled Closing Time at which Parent expects that Parent will be in compliance with all such identified conditions (any such notice, a "Parent Reschedule Notice"), or (ii) that Parent irrevocably and permanently waives all of its rights under Section 4.4 of this Agreement and the operation of any provision of this Agreement or any other agreement that purports to limit or prohibit the Company's ability to discuss or consummate an Acquisition Transaction involving any Person other than Parent (any such notice, a "Parent Release Notice"). Parent's failure to timely deliver a Parent Reschedule Notice to the Company shall be deemed a delivery of a Parent Release Notice to the Company unless otherwise specifically agreed between the Company and Parent in writing. If, following delivery of a Parent Release Notice, the Company shall notify Parent in writing that the Company remains ready for the Closing to occur, and if within three business days after such notice is delivered neither the Closing has occurred nor has Parent provided the Company with a loan bearing interest at 12% per annum at a rate of $50,000 per day as described below, then the Company shall be free to consummate an alternative Acquisition Transaction. Parent agrees that if it delivers a Parent Reschedule Notice it will thereafter provide the Company with a loan bearing interest at 12% per annum at a rate of $50,000 per day until the earliest of (i) the date Parent satisfies the conditions described above, (ii) the date Parent delivers a Parent Release Notice to the Company and (iii) April 21, 2000. Notwithstanding the foregoing, Parent will not be required to deliver a Parent Reschedule Notice, Parent Release Notice or provide any loan to the Company if the Company has failed to comply with or perform any covenant or obligation of the Company set forth in this Agreement as of any Scheduled Closing Time.

        Contemporaneously with or as promptly as practicable after the Closing, the parties shall execute and file a duly executed Agreement of Merger and duly executed Articles of Merger (collectively the "Merger Documents") with respect to the Merger, in substantially the forms attached as EXHIBIT B, with the Secretary of State of the State of Washington in accordance with the relevant provisions of the Washington Business Corporation Act. The time upon which such filing becomes effective in accordance with the Washington Business Corporation Act is referred to herein as the "Effective Time".

        1.4 ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS AND OFFICERS. Unless otherwise determined by Parent and the Company prior to the Effective Time:


                                       2.

               (a) the Articles of Incorporation of the Surviving Corporation will be amended and restated as of the Effective Time to conform to EXHIBIT C;

               (b) the Bylaws of the Surviving Corporation will be amended and restated as of the Effective Time to conform to the Bylaws of Merger Sub as in effect immediately prior to the Effective Time; and

               (c) the directors and officers of the Surviving Corporation immediately after the Effective Time will be the individuals identified on EXHIBIT D.

        1.5 CONVERSION OF SHARES.

               (a) Subject to Sections 1.8(c) and 1.9, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

                      (i) each share of the Common Stock of the Company (the "Company Common Stock"), each share of the Series A Preferred Stock of the Company (the "Series A Preferred Stock") and each share of the Series A-1 Preferred Stock of the Company (the "Series A-1 Preferred Stock") outstanding immediately prior to the Effective Time will be converted into the right to receive the "Applicable Fraction" (as defined in Section 1.5(b)(i)) of a share of the common stock, par value $0.0001 per share, of Parent ("Parent Common Stock");

                      (ii) each share of Series B Preferred Stock of the Company (the "Series B Preferred Stock" and, together with the Series A Preferred Stock and the Series A-1 Preferred Stock, the "Company Preferred Stock"), if any, outstanding immediately prior to the Effective Time will be converted into the right to receive the fraction of a share of Parent Common Stock equal to the Class B Fraction (as defined in Section 1.5(b)(vii)); and

                      (iii) each share of the common stock, par value $0.0001 per share, of Merger Sub outstanding immediately prior to the Effective Time will be converted into one share of common stock of the Surviving Corporation.

               (b) For purposes of this Agreement:

                      (i) The "Applicable Fraction" will be the fraction: (A) having a numerator equal to the amount by which the Total Purchase Price (as defined in Section 1.5(b)(v)) exceeds the sum of the Aggregate Series B Preferred Stock Liquidation Preference (as defined in Section 1.5(b)(ii)) and the Aggregate Series B Warrant Amount (as defined in
        Section 1.5(b)(vi)); and (B) having a denominator equal to the amount determined by multiplying (1) the Adjusted Fully Diluted Company Share Amount (as defined in Section 1.5(b)(iii)) by (2) the Designated Parent Stock Price (as defined in Section 1.5(b)(iv)).

                      (ii) The "Aggregate Series B Preferred Stock Liquidation Preference" will be the amount determined by multiplying (A) $1.7699 (representing the "Liquidation


                                       3.

        Preference" of each share of Series B Preferred Stock under the Company's Articles of Incorporation) by (B) the aggregate number of shares of Series B Preferred Stock outstanding immediately prior to the Effective Time.

                      (iii) The "Adjusted Fully Diluted Company Share Amount" will be the sum of (A) the aggregate number of shares of Company Common Stock, Series A Preferred Stock and Series A-1 Preferred Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), and
        (B) the aggregate number of shares of Company Common Stock and Company Preferred Stock purchasable under or otherwise subject to all Company Options and Common Warrants outstanding immediately prior to the Effective Time (including all shares of Company Common Stock or Company Preferred Stock that may ultimately be purchased under Company Options and Common Warrants that are unvested or are otherwise not then exercisable).

                      (iv) The "Designated Parent Stock Price" is $12.579. Upon the happening of an Extraordinary Common Stock Event between the date of this Agreement and the Effective Time, the Designated Parent Stock Price shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Designated Parent Stock Price by a fraction, the numerator of which shall be the number of shares of Parent Common Stock outstanding immediately prior such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Parent Common Stock outstanding immediately after to such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Designated Parent Stock Price. The Designated Parent Stock Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (x) the issuance of additional shares of Parent Common Stock as a dividend or other distribution on outstanding Parent Common Stock, (y) a subdivision of outstanding shares of Parent Common Stock into a greater number of shares of Parent Common Stock, or (z) a combination of outstanding shares of Parent Common Stock into a smaller number of shares of Parent Common Stock.

                      (v) The "Total Purchase Price" will be the amount equal to
        (A) twenty-five million dollars ($25,000,000) minus (B) the amount of the Company's fees and expenses payable to FleetBoston Robertson Stephens, Inc. minus (C) the amount by which the Company's legal, accounting and other third-party professional expenses relating to the Merger exceed $15,000 minus (D) the amount by which the net worth deficit of the Company (defined as the Company's total assets minus the Company's total liabilities) as of February 29, 2000 exceeds four million five hundred thousand dollars ($4,500,000) minus (E) $169,001. The Company will prepare and will cause Pricewaterhousecoopers LLP, the Company's independent auditor, to audit the financial statements of the Company as of February 29, 2000 (the "Bring-Down Financial Statements") no later than five days prior to the Scheduled Closing Date for the purposes of determining the net worth deficit of the Company. The Bring-Down Financial Statements shall be subject to the approval by Parent prior to the final determination of


                                       4.

        the Company's net deficit for use hereunder, which approval shall not be unreasonably withheld. In the event Parent, in its sole discretion, elects to waive the provision of Section 5.11 regarding the completion of the Bring-Down Financial Statements, then an estimate of the net worth deficit shall be prepared by the Company and, subject to Parent's approval of such estimate, shall be used for purposes of calculating the Total Purchase Price hereunder (any such estimate so used is referred to herein as the "Net Worth Deficit Estimate"). Further, the Company will prepare, no later than two days prior to the Scheduled Closing Date, an estimate of the fees and expenses payable by the Company to FleetBoston Robertson Stephens, Inc. and the Company's legal and accounting expenses relating to the Merger (the "Estimated Fees"). The Estimated Fees shall be subject to the approval of the Parent prior to the use of such estimate hereunder, which approval shall not be unreasonably withheld.

                      (vi) The "Aggregate Series B Warrant Amount" will be the amount determined by multiplying (A) $1.7699 (representing the "Liquidation Preference" of each share of Series B Preferred Stock under the Company's Articles of Incorporation) by (B) the aggregate number of shares of Series B Preferred Stock underlying any Series B Preferred Warrant (as defined in Section 1.6(c)) immediately prior to the Effective Time.

                      (vii) The "Class B Fraction" is 0.1407.

               (c) If any shares of Company Common Stock, Series A Preferred Stock or Series A-1 Preferred Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

               (d) Parent shall deposit 10% of the aggregate number of shares issuable to the holders of the Company Common Stock and Company Preferred Stock hereunder (the "Escrowed Shares") with State Street Bank and Trust Company of California, N.A. (the "Escrow Agent") to be held and disbursed by the Escrow Agent in accordance with the form of escrow agreement (the "Escrow Agreement") attached as EXHIBIT E. Execution and delivery of a Shareholder Certification in substantially the form attached as EXHIBIT Q, an Escrow Agreement (with all documents required thereunder), and the Investor Rights Agreement in substantially the form attached as EXHIBIT M by a shareholder is a condition precedent to such shareholder receiving any certificate evidencing Parent Common Shares. Subject to the preceding sentence, the Escrow Shares will be represented by a certificate or certificates issued in the name of each holder of Company Common Stock and Company Preferred Stock in proportion to each such shareholder's ("Escrow Shareholder") interest in the Escrow Shares. To the extent that any dividend or distribution, or other transaction, with respect to the Escrow Shares results in a liability for Tax, such Tax liability shall be that of the Escrow Shareholders (in proportion to each such shareholder's interest in the Escrow Shares), and not of Parent or the Company. Any and all voting rights with respect to the Escrow Shares shall be exercisable by the Escrow Shareholders or their authorized agent as of the Effective Time. Parent, Merger Sub, the Company, and the Escrow Shareholders hereby agree and acknowledge that the Escrow Shares


                                       5.

shall be treated as transferred to and owned by the Escrow Shareholders as of the Effective Time and at all times thereafter for all Tax purposes.

        1.6 STOCK OPTIONS AND WARRANTS.

               (a) At the Effective Time, each stock option that is then outstanding under the Company's 1996 Stock Option Plan, whether vested or unvested (a "Company Option"), will be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company's 1996 Stock Option Plan and the stock option agreement by which such Company Option is evidenced. All rights with respect to Company Common Stock under outstanding Company Options will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Company Option will be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option will be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Company Option will continue in full force and effect, and the term and other provisions of such Company Option will otherwise remain unchanged (except that the vesting of each such assumed Company Option will, in accordance with the Company's 1996 Stock Option Plan, become fully vested and exercisable at the Effective Time); provided, however, that each such assumed Company Option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent will take all action that may be necessary (under the Company's 1996 Stock Option Plan and otherwise) to effectuate the provisions of this Section 1.6(a). Following the Closing, Parent will send to each holder of an assumed Company Option a written notice setting forth (x) the number of shares of Parent Common Stock subject to such assumed Company Option, and (y) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. The adjustment provided herein with respect to any options that are "incentive stock options" (as defined in the Code) shall be and is intended to be effected in a manner consistent with Section 424(b) of the Code.

        In the event any person listed on EXHIBIT R exercises any Company Option prior to the Termination Date (as such term is defined in the Escrow Agreement), upon such exercise, Parent shall deposit the Option and Warrant Holder Fraction of the aggregate number of shares of Parent Common Stock with respect to which such Company Option was exercised with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Prior to the Closing, each person listed on EXHIBIT R shall execute and deliver an Agreement Regarding Cancellation of Options and Warrants in substantially the form attached as EXHIBIT S hereto and an Escrow Agreement. For purposes of this Agreement, the "Option and Warrant Holder Fraction" shall mean a fraction, the numerator of which is equal to 10% of the


                                       6.

number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants outstanding as of the Effective Time, and the denominator of which is equal to the number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants held by all persons set forth on EXHIBIT R outstanding as of the Effective Time.

               (b) At the Effective Time, each warrant to purchase the Company Common Stock which survives the Merger, whether vested or unvested (each, a "Common Warrant"), will be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of any agreement by which such Common Warrant is evidenced. All rights with respect to Company Common Stock under outstanding Common Warrants will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Common Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Common Warrant will be equal to the number of shares of Company Common Stock that were subject to such Common Warrant immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded up to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Common Warrant will be determined by dividing the exercise price per share of Company Common Stock subject to such Common Warrant, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Common Warrant will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Common Warrant will otherwise remain unchanged; provided, however, that each such assumed Common Warrant will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent will take all action that may be necessary to effectuate the provisions of this Section 1.6(b). Following the Closing, Parent will send to each holder of an assumed Common Warrant a written notice setting forth (x) the number of shares of Parent Common Stock subject to such assumed Common Warrant, and (y) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Common Warrant.

        In the event any person listed on EXHIBIT R exercises any Common Warrant prior to the Termination Date (as such term is defined in the Escrow Agreement), upon such exercise, Parent shall deposit the Option and Warrant Holder Fraction of the aggregate number of shares of Parent Common Stock with respect to which such Common Warrant was exercised with the Escrow Agent to be held and disbursed by the Escrow Agent in accordance with the Escrow Agreement. Prior to the Closing, each person listed on EXHIBIT R shall execute and deliver an Agreement Regarding Cancellation of Options and Warrants in substantially the form attached as EXHIBIT S hereto and an Escrow Agreement.

               (c) At the Effective Time, each warrant to purchase the Series B Preferred Stock of the Company which survives the Merger, whether vested or unvested (each, a "Series B Preferred Warrant" and, together with the Common Warrants, the "Company Warrants"), will be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of any agreement by which such Series B Preferred Warrant is evidenced. All rights with respect to


                                       7.

Series B Preferred Stock under outstanding Series B Preferred Warrants will thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Series B Preferred Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such assumed Series B Preferred Warrant will be equal to (A) the number of shares of Series B Preferred Stock that were subject to such Series B Preferred Warrant immediately prior to the Effective Time multiplied by (B) the Series B Fraction (as defined in Section 1.5(a)(ii)), rounded up to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Series B Preferred Warrant will be determined by dividing the exercise price per share of Series B Preferred Stock subject to such Series B Preferred Warrant, as in effect immediately prior to the Effective Time, by the Series B Fraction (as defined in Section 1.5(a)(ii)), and rounding the resulting exercise price up to the nearest whole cent, and (iv) all restrictions on the exercise of each such assumed Series B Preferred Warrant will continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Series B Preferred Warrant will otherwise remain unchanged; provided, however, that each such assumed Series B Preferred Warrant will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent will take all action that may be necessary to effectuate the provisions of this Section 1.6(c). Following the Closing, Parent will send to each holder of an assumed Series B Preferred Warrant a written notice setting forth (x) the number of shares of Parent Common Stock subject to such assumed Series B Preferred Warrant, and (y) the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Series B Preferred Warrant.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, holders of certificates representing shares of the Company's capital stock that were outstanding immediately prior to the Effective Time will cease to have any rights as shareholders of the Company, and the stock transfer books of the Company will be closed with respect to all shares of such capital stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of the Company's capital stock will be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any of such shares of the Company's capital stock (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate will be canceled and will be exchanged as provided in Section 1.8.

        1.8 EXCHANGE OF CERTIFICATES.

               (a) At or as soon as practicable after the Effective Time, Parent will authorize one or more persons to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable thereafter, Parent shall cause the Exchange Agent to send to the former holders of record of Company Common Stock or preferred stock (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Stock


                                       8.

Certificate will be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Section 1 (taking into account the deposit into escrow of the Escrow Shares), and the Company Stock Certificate so surrendered will be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate will be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by this Section 1 (taking into account the deposit into escrow of the Escrow Shares). If any Company Stock Certificate will have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

               (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share will be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this
Section 1.8 (at which time such holder will be entitled to receive all such dividends and distributions and such cash payment).

               (c) No fractional shares of Parent Common Stock will be issued in connection with the Merger, and no certificates for any such fractional shares will be issued. In lieu of such fractional shares, any holder of capital stock of the Company who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) will, upon surrender of such holder's Company Stock Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the Designated Parent Stock Price.

               (d) Parent and the Surviving Corporation will be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts will be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

               (e) Neither Parent nor the Surviving Corporation will be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.


                                       9.

        1.9 DISSENTING SHARES.

               (a) Notwithstanding anything to the contrary contained in this Agreement, the shares of any shareholder of the Company that, as of the Effective Time, is or may become a "dissenter" within the meaning of RCW 23.B.13 ("RCW 23.B.13") will not be converted into or represent the right to receive Parent Common Stock in accordance with Section 1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(c)), and the holder or holders of such shares will be entitled only to such rights as may be granted to such holder or holders in RCW 23.B.13; provided, however, that if the status of any such shareholder as a "dissenter" will not be perfected, or if any such shareholder loses its status as a "dissenter," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, the shares of such shareholder will automatically be converted into and will represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(c)).

               (b) The Company will give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to RCW 23.B.13 and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the Washington Business Corporation Act, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company will not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent will have consented in writing to such payment or settlement offer.

        1.10 TAX CONSEQUENCES. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the status of the Merger as a tax-free reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Effective Time has or may have on any such tax-free status. Without limiting the foregoing, it is understood that each of the Company and Parent are expected to execute and deliver tax representation letters as set forth in Section 5.5.

        1.11 ACCOUNTING TREATMENT. For accounting purposes, the Merger is intended to be treated as a "purchase."

        1.12 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent will be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.


                                      10.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants, to and for the benefit of the Indemnitees, as follows:

        2.1    DUE ORGANIZATION; NO SUBSIDIARIES; ETC.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

               (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "ZoneNetwork.com."

               (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

               (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

               (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

        2.2 ARTICLES OF INCORPORATION AND BYLAWS; RECORDS. The Company has delivered to Parent or its Representatives accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no formal meetings or other formal proceedings of the shareholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's


                                      11.

articles of incorporation or bylaws, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        2.3 CAPITALIZATION, ETC.

               (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Common Stock, without par value, of which 10,123,313 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 25,000,000 shares of Preferred Stock, without par value, 5,771,788 of which have been designated "Series A Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement, 3,690,986 of which have been designated "Series A-1 Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement, and 12,500,000 of which have been designated "Series B Preferred Stock," none of which have been issued or are outstanding as of the date of this Agreement. Each outstanding share of Series A Preferred Stock and Series A-1 Preferred Stock is convertible into one share of Company Common Stock. All of the outstanding shares of Company Common, Stock Series A Preferred Stock and Series A-1 Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable. Part 2.3 of the Disclosure Schedule provides an accurate and complete description of the terms of each repurchase option which is held by the Company and to which any of such shares is subject.

               (b) The Company has reserved 5,628,875 shares of Company Common Stock for issuance under its 1996 Stock Option Plan, of which options to purchase 4,669,162 shares are outstanding as of the date of this Agreement and options to purchase 303,943 shares have been exercised. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each Company Option that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option;
(v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Part 2.3 of the Disclosure Schedule also accurately sets forth, with respect to each Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Warrant; (ii) the total number of shares of Company Common Stock or Preferred Stock that are subject to such Company Warrant and the number of shares of Company Common Stock or Preferred Stock with respect to which such Company Warrant is immediately exercisable; (iii) the date on which such warrant was granted and the term of such Company Warrant; (iv) the vesting schedule for such Company Warrant (if any); and (v) the purchase price per share of Company Common Stock or Preferred Stock purchasable under such Company Warrant. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (ii) outstanding security, instrument or


                                      12.

obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the Company's Knowledge, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company from the Company or any shareholder of the Company.

               (c) All outstanding shares of Company Common Stock, Series A Preferred Stock and Series A-1 Preferred Stock, and all outstanding Company Options and Company Warrants, have been issued and granted in compliance with
(i) all applicable securities laws and other applicable Legal Requirements (excluding Legal Requirements for jurisdictions outside the U.S.), and (ii) all requirements set forth in applicable Contracts.

               (d) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the Washington Business Corporation Act and all other applicable Legal Requirements (excluding Legal Requirements for jurisdictions outside the U.S.), and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

               (e) Set forth in Part 2.3 of the Disclosure Schedule is a true, accurate and complete list of the Company's shareholders as of the date hereof, including the number of shares of Common Stock and Preferred Stock (indicating the applicable series) held by each, together with each such shareholder's address of record.

        2.4 FINANCIAL STATEMENTS.

               (a) The Company has delivered to Parent or its Representatives the following financial statements and notes (collectively, the "Company Financial Statements", provided, however, that following delivery of the audited balance sheet of the Company as of December 31, 1999, and the related audited income statement, statement of shareholders' equity and statement of cash flows of the Company for the year then ended (the "1999 Audited Financials"), "Company Financial Statements" shall also include such 1999 Audited Financials):

                      (i) the draft audited balance sheets of the Company as of December 31, 1997 and 1998, and the related draft audited income statements, statements of shareholders' equity and statements of cash flows of the Company for the years then ended, together with the notes thereto and the draft unqualified report and opinion of Pricewaterhousecoopers LLP relating thereto;

                      (ii) the unaudited balance sheet of the Company as of December 31, 1999, and the related unaudited income statement, statement of shareholders' equity and statement of cash flows of the Company for the year then ended; and


                                      13.

                      (iii) the unaudited balance sheet of the Company as of January 31, 2000 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the one month then ended.

               (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i) and (ii)) cash flows of the Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) and Section 2.4(a)(iii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Disclosure Schedule, since January 31, 2000:

               (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the Company's Knowledge, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

               (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's assets (whether or not covered by insurance);

               (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

               (d) the Company has not sold, issued or authorized the issuance of (i) any capital stock or other security (except for Company Common Stock issued upon the exercise of outstanding Company Options and Company Warrants), (ii) any option or right to acquire any capital stock or any other security (except for Company Options described in Part 2.3 of the Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

               (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of its 1996 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option or Company Warrant, or (iii) any restricted stock purchase agreement;

               (f) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;


                                      14.

               (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

               (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since January 31, 2000 exceeds $50,000;

               (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or
        (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Contract;

               (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

               (k) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

               (l) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

               (m) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

               (n) the Company has not (i) established or adopted any Employee Benefit Plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hired any new employee;

               (o) the Company has not changed any of its methods of accounting or accounting practices in any respect;

               (p) the Company has not made any Tax election;

               (q) the Company has not commenced or settled any Legal
        Proceeding;

               (r) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and


                                      15.

               (s) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(r)" above.

        2.6 TITLE TO ASSETS.

               (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.1, 2.7(b) and 2.9 of the Disclosure Schedule and all of the Company's rights under the Contracts identified in Part 2.10 of the Disclosure Schedule; and
(iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

               (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company.

        2.7 BANK ACCOUNTS; RECEIVABLES.

               (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution.

               (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of January 31, 2000. Except as set forth in Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since January 31, 2000 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business,
(ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $77,500 in the aggregate).

        2.8 EQUIPMENT; LEASEHOLD.

               (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

               (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.


                                      16.

        2.9    PROPRIETARY ASSETS.

               (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Company Proprietary Assets owned by the Company. Part 2.9(a)(iii) of the Disclosure Schedule identifies and provides a brief description of each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than $10,000), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company has good, valid and marketable title to all of the Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as set forth in Part 2.9(a)(vi) of the Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

               (b) The Company has taken all measures and precautions reasonably necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.9(b) of the Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.10 of the Disclosure Schedule) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Company Proprietary Asset, or (ii) the object code, or any portion or aspect of the object code, of any Company Proprietary Asset.

               (c) None of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. The Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the Company's Knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset.

               (d) Except as set forth in Part 2.9(d) of the Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of the Company; and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that


                                      17.

has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company, and, to the Company's Knowledge, there is no basis for any such claim. The Company has established adequate reserves on the Unaudited Interim Balance Sheet to cover all costs associated with any obligations that the Company may have with respect to the correction or repair of programming errors or other defects in the Company Proprietary Assets.

               (e) Except as set forth in part 2.9(e) of the Disclosure Schedule and except for Proprietary Assets licensed to the Company under third party software licenses generally available to the public, the Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.9(e) of the Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person on an exclusive basis, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

               (f) Except as set forth in Part 2.9(f) of the Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered to Parent or its Representatives, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent or its Representatives.

        2.10 CONTRACTS.

               (a) Part 2.10 of the Disclosure Schedule identifies:

                      (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor;

                      (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset;

                      (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

                      (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;


                                      18.

                      (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

                      (vi) each Company Contract relating to the creation of any Encumbrance with respect to any asset of the Company;

                      (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

                      (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

                      (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

                      (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices; and

                      (xi) any other Company Contract that contemplates or involves (A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $50,000 in the aggregate, or
        (B) the performance of services having a value in excess of $50,000 in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xi)" above are referred to in this Agreement as "Material Contracts.")

               (b) The Company has delivered to Parent or its Representatives accurate and complete copies of all written Contracts identified in Part 2.10 of the Disclosure Schedule, including all amendments thereto. Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Material Contract that is not in written form. Each Contract identified in Part
2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the Company's Knowledge, is enforceable by the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

                (c) Except as set forth in Part 2.10 of the Disclosure Schedule:

                      (i) the Company has not violated or breached, or committed any default under, any Company Contract, and, to the Company's Knowledge, no other Person has violated or breached, or committed any default under, any Company Contract;

                      (ii) to the Company's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Company Contract,
        (B) give any Person the right to declare a default or exercise any remedy under any Company Contract, (C) give any Person the right to


                                      19.

        accelerate the maturity or performance of any Company Contract, or (D) give any Person the right to cancel, terminate or modify any Company Contract;

                      (iii) since December 31, 1998, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Company Contract; and

                      (iv) the Company has not waived any of its material rights under any Material Contract.

               (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

               (e) The Contracts identified in Part 2.10 of the Disclosure Schedule collectively constitute all of the Contracts necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted.

               (f) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each proposed Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company since January 1, 2000.

        2.11 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (b) accounts payable or accrued salaries that have been incurred by the Company since January 31, 2000 in the ordinary course of business and consistent with the Company's past practices; (c) liabilities under the Company Contracts identified in Part 2.10 of the Disclosure Schedule, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (d) the liabilities identified in Part 2.11 of the Disclosure Schedule.

        2.12 COMPLIANCE WITH LEGAL REQUIREMENTS. The Company is, and has at all times since December 31, 1997 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since December 31, 1997, the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.13 GOVERNMENTAL AUTHORIZATIONS. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent or its Representatives accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the


                                      20.

Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since December 31, 1997 has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since December 31, 1997, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.14 TAX MATTERS.

               (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered to Parent or its Representatives accurate and complete copies of all Company Returns previously filed (other than Company Returns filed with local authorities which are not material in the aggregate and each of which does not represent a tax liability (or exposure for penalties) in excess of $5,000).

               (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from January 31, 2000 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

               (c) Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has delivered to Parent or its Representatives accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

               (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered


                                      21.

into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

               (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

               (f) When delivered, the statements set forth in the tax representation certificate to be delivered by the Company pursuant to Section
5.5 shall be true and correct.

        2.15 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

               (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $50,000 in the aggregate.

               (b) The Company does not maintain, sponsor or contribute to, and, to the Company's Knowledge, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

               (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

               (d) With respect to each Plan, the Company has delivered to Parent or its Representatives:

                      (i) an accurate and complete copy of such Plan (including all amendments thereto);


                                      22.

                      (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                      (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                      (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                      (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

                      (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

               (e) The Company is not required to be, and, to the Company's Knowledge, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the Company's Knowledge, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

               (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would materially affect any Employee.

               (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

               (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.


                                      23.

               (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

               (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

               (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

               (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

               (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

               (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

               (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company has good labor relations, and (i) the Company does not have reason to believe that the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, and (ii) to the Company's Knowledge none of the Company's employees intends to terminate his or her employment with the Company.

        2.16 ENVIRONMENTAL MATTERS. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's Knowledge, there are no circumstances that may prevent or interfere with the Company's compliance with any


                                      24.

Environmental Law in the future. To the Company's Knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens' group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.)

        2.17 INSURANCE. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent or its Representatives accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since December 31, 1998, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

        2.18 RELATED PARTY TRANSACTIONS. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has, and no Related Party has at any time since December 31, 1997 had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since December 31, 1997 been, indebted to the Company; (c) since December 31, 1997, no Related Party has entered into, or has had any direct or indirect financial interest in (other than through de minimis stock ownership in public companies), any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since December 31, 1997 competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options, Company Warrants and rights to receive compensation for services performed as an employee of the Company). (For purposes of the Section 2.18 each of the following will be deemed to be a "Related Party": (i) each individual who is, or who has at any time since December 31, 1997 been, an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)


                                      25.

        2.19 LEGAL PROCEEDINGS; ORDERS.

               (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and (to the Company's Knowledge) no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the Company's Knowledge, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

               (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

               (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's Knowledge, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.20 AUTHORITY; BINDING NATURE OF AGREEMENT. The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.21 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.21 of the Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor
(2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

               (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

               (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;


                                      26.

               (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

               (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Company Contract, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any such Company Contract; or

               (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, other than the shareholders of the Company in accordance with Washington Business Corporation Act.

        2.22 FULL DISCLOSURE.

               (a) This Agreement (including the Disclosure Schedule) does not
(i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

               (b) The information with respect to the Company, its shareholders or the transactions contemplated by this Agreement supplied by the Company for inclusion in the Information Statement (as defined in Section 5.2) will not, as of the date of the Information Statement or as of the date of the Company Shareholders' Meeting (as defined in Section 5.2), (i) contain any statement that is inaccurate or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make such information (in the light of the circumstances under which it is provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

               Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:


                                      27.

        3.1 SEC FILINGS; FINANCIAL STATEMENTS.

               (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between July 27, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Parent and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its subsidiaries for the periods covered thereby.

               (c) The information set forth in Parent's press release dated January 20, 2000 was true and correct in all material respects when made.

        3.2 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.3 VALID ISSUANCE. Subject to Section 1.5(c), the Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

        3.4 TAX MATTERS. When delivered, the statements set forth in the tax representation certificate to be delivered by the Parent pursuant to Section 5.5 shall be true and correct.


                                      28.

        3.5 OFFERING VALID. Assuming the accuracy of the representations and warranties of each Company shareholder contained in such shareholder's Shareholder Certification and the appointment of a Shareholder Representative by all non-accredited shareholders of the Company (which number shall not exceed thirty-five), the offer, sale and issuance of the Parent Common Stock in connection with the Merger will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

SECTION 4. CERTAIN COVENANTS OF THE COMPANY

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "Pre-Closing Period"), the Company will, and will cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

        4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

               (a) the Company will conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

               (b) the Company will use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

               (c) the Company will keep in full force all insurance policies identified in Part 2.17 of the Disclosure Schedule;

               (d) the Company will cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

               (e) the Company will not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and will not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

               (f) the Company will not sell, issue or authorize the issuance of
        (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company will be permitted (x) to grant stock options to


                                      29.

        employees in accordance with its past practices, (y) to issue Company Common Stock or Company Preferred Stock upon the exercise of outstanding Company Options and outstanding Company Warrants, and (z) to issue shares of Company Common Stock upon the conversion of outstanding shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock);

               (g) the Company will not amend or waive any of its rights under, or permit the acceleration of vesting (exclusive of the automatic vesting that will occur at the Effective Time pursuant to the provisions of its 1996 Stock Option Plan) under, (i) any provision of its 1996 Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option or outstanding Company Warrant, or (iii) any provision of any restricted stock purchase agreement;

               (h) the Company will not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock, Series A-1 Preferred Stock and Series B Preferred Stock);

               (i) the Company will not form any subsidiary or acquire any equity interest or other interest in any other Entity;

               (j) the Company will not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $50,000 in aggregate;

               (k) the Company will not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

               (l) the Company will not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or
        (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

               (m) the Company will not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Company Common Stock in exchange for promissory notes upon exercise of Company Options), or (ii) incur or guarantee any indebtedness for borrowed money (except that the Company may make routine borrowings in the ordinary course of business under a line of credit with Silicon Valley Bank);

               (n) the Company will not (i) establish, adopt or amend any Employee Benefit Plan (except that the Company will adopt the employee retention program referred to in


                                      30.

        Section 5.8), (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or
        (iii) hire any new employee whose aggregate annual cash compensation is expected to exceed $50,000;

               (o) the Company will not change any of its methods of accounting or accounting practices in any material respect;

               (p) the Company will not make any Tax election;

               (q) the Company will not commence or settle any material Legal Proceeding;

               (r) the Company will not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

        4.3 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULE.

               (a) During the Pre-Closing Period, the Company will promptly notify Parent in writing of:

                      (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

                      (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                      (ii) any breach of any covenant or obligation of the Company; and

                      (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in
        Section 6 or Section 7 impossible or unlikely.


                                      31.

               (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company will promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update will be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy as of the date of this Agreement of any of the representations and warranties made by the Company in this Agreement or (ii) determining whether any of the conditions set forth in Section 6 has been satisfied. Such update will however be deemed to supplement or amend the Disclosure Schedule for the purpose of determining the accuracy as of the Effective Time of any of the representations and warranties made by the Company, solely in connection with
Section 9.

        4.4 NO NEGOTIATION. During the Pre-Closing Period, the Company will not, directly or indirectly:

               (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

               (b) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

               (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

The Company will promptly notify Parent in writing of any material inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company during the Pre-Closing Period.

SECTION 5. ADDITIONAL COVENANTS OF THE PARTIES

        5.1 FILINGS AND CONSENTS; NASDAQ APPLICATION. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) will make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) will use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company will (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Parent shall promptly submit a request to Nasdaq that the shares of Parent Common Stock to be issued in the Merger be approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        5.2 COMPANY SHAREHOLDERS' MEETING. The Company will, in accordance with its articles of incorporation and bylaws and the applicable requirements of the Washington Business Corporation Act, call and hold a special meeting of its shareholders as promptly as practicable


                                      32.

for the purpose of permitting them to consider and to vote upon and approve the Merger and this Agreement (the "Company Shareholders' Meeting"). The Company will use its best efforts (i) to cause each of its shareholders who is not an "accredited investor" (as defined in Rule 501 under the Securities Act) to appoint a "purchaser representative" (as defined in Rule 501 under the Securities Act) in connection with evaluating the merits and risks of investing in Parent Common Stock and (ii) to cause each such shareholder and each other shareholder approving the Merger to complete, execute and deliver a Shareholder Certification in substantially the form attached hereto as EXHIBIT Q. The Company will cause a copy of an information statement or other disclosure document in such form as reasonably approved by the Parent (the "Information Statement") to be delivered to each shareholder of the Company who is entitled to vote at the Company Shareholders' Meeting. Without limiting the generality of the foregoing, the board of directors of the Company will recommend to the Company's shareholders a vote in favor of the adoption of this Agreement and the Merger. The Company and each of the Company's shareholders set forth on EXHIBIT F shall execute a Voting Agreement, in the form attached hereto as EXHIBIT G, contemporaneously with the execution of this Agreement. The Company shall use reasonable efforts to obtain certificates representing the shares held by the shareholders approving the Merger, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer.

        5.3 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, (i) the Company shall not (and the Company will not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent and (ii) the Company and Parent shall not (and they will not permit any of their respective Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, that names Fingerhut Companies, Inc. ("Fingerhut") or Federated Department Stores Inc. ("Federated") without Fingerhut's or Federated's (as the case may be) written consent.

        5.4 BEST EFFORTS. During the Pre-Closing Period, (a) the Company will use its best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis, and (b) Parent and Merger Sub will use their best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis.

        5.5 TAX MATTERS. Prior to the Closing, Parent and the Company will execute and deliver, to Cooley Godward LLP and to Dorsey & Whitney LLP, tax representation letters in substantially the form of EXHIBIT H (which will be used in connection with the legal opinions contemplated by Sections 6.5(h) and 7.3(c)). After the Merger, Parent and the Surviving Corporation shall: (A) report on their respective tax returns and tax filings the transactions contemplated by this Agreement as a tax-free reorganization (except for cash paid in lieu of fractional shares) under Section 368(a)(1) of the Code; (B) keep their records and file in connection with their federal and state income tax returns all such information as may be required by Section 1.368-3 of the Treasury Regulations (and corresponding state rules and regulations) with respect to the transactions contemplated by this Agreement; (C) refrain from taking any position in connection with their federal or state income tax liability that would be inconsistent with such qualification of the transactions contemplated hereunder as a tax-free reorganization (except for cash paid in lieu of fractional shares) under Section 368(a)(1) of the


                                      33.

Code; and (D) comply with all of the requirements of Section 368(a)(1) of the Code and the existing administrative pronouncements thereunder applicable to the transactions contemplated by this Agreement.

        5.6 OFFER LETTERS AND NONCOMPETITION AGREEMENTS. At or prior to the Closing, each of the Persons identified on EXHIBIT I will execute and deliver to the Company and Parent a Noncompetition Agreement in the form of EXHIBIT J.

        5.7 TERMINATION OF AGREEMENTS. Prior to the Closing:

               (a) the Company will use all commercially reasonable efforts to cause Fingerhut to enter into an agreement with the Company, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of Fingerhut under (i) the Investor Subscription Agreement dated December 4, 1998, by and between the Company and Fingerhut, (ii) the Stockholders Agreement dated December 4, 1998, by and between the Company, Skip Franklin, Richard Thompson, Todd Tibbets, Greg Prosl, Jeffrey Schoenfeld, Vans, Inc. ("Vans") and Fingerhut, (iii) the Warrant Agreement dated December 4, 1998, by and between the Company and Fingerhut and (iv) the Investor Subscription Agreement dated February 18, 1999, by and between the Company and Fingerhut;

               (b) the Company will use all commercially reasonable efforts to cause Dawntreader Fund I, L.P. ("Dawntreader") to enter into an agreement with the Company, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of Dawntreader under (i) the Investor Subscription Agreement dated February 12, 1999, between the Company and Dawntreader and (ii) the Shareholders Agreement dated February 12, 1999, between the Company and Dawntreader; and

               (c) the Company will use all commercially reasonable efforts to cause Vans to enter into an agreement with the Company, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of Vans under
        (i) the Subscription Agreement dated July 8, 1997, between the Company and Vans and (ii) the Investor Rights Agreement dated July 8, 1997, between the Company and Vans; and

               (d) the Company will use all commercially reasonable efforts to cause KLAS, Inc. ("KLAS") to enter into an agreement with the Company, reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all of the rights of KLAS under (i) the Stockholders Agreement dated November 15, 1999, between the Company, KLAS, Skip Franklin, Greg Prosl, Todd Tibbets, and Charles Gottschalk and (ii) the Registration Rights Agreement dated November 15, 1999, between the Company and KLAS.

        5.8 INTENTIONALLY OMITTED.

        5.9 FIRPTA MATTERS. At the Closing, (a) the Company will deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the


                                      34.

requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company will deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

        5.10 RELEASE. At the Closing, each of the Company's shareholders identified on EXHIBIT K shall execute and deliver to the Company a Release in the form of EXHIBIT L.

        5.11 COMPLETION OF COMPANY AUDITS. At least five (5) days prior to the Closing, the Company will deliver to Parent a copy of the 1999 Audited Financials and the Bring-Down Financial Statements.

        5.12 INTENTIONALLY OMITTED.

        5.13 INTENTIONALLY OMITTED.

        5.14 FINGERHUT BUSINESS SERVICES, INC. FULFILLMENT AGREEMENT. The Company shall use its best efforts to secure from Fingerhut Business Services, Inc. ("FBS") a written agreement which documents the current business relationship between the Company and FBS and pursuant to which FBS is obligated for a period not less than one year following the Effective Time, which agreement shall be in substantially the form as the most current version of the draft sent by FBS to the Company on February 29, 2000.

        5.15 PARACHUTE PAYMENTS. The Company shall solicit, and shall use its best efforts to obtain, the approval of its shareholders pursuant to Section 280G(b)(5) of the Code for all "parachute payments" payable to officers, significant shareholders or highly compensated individuals of the Company.

        5.16 S-8 REGISTRATION STATEMENT. Parent agrees that within sixty (60) days after the Closing Date it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to its existing registration statements on Form S-8 or amendments to such other registration statements as may be available, in order to register the Common Stock of Parent issuable upon exercise of the assumed Company Options (other than such Company Options ineligible for registration on Form S-8).

        5.17 REGISTRATION RIGHTS. Parent shall seek and use reasonable efforts to obtain the stockholder consents necessary to amend Parent's existing Amended and Restated Investor Rights Agreement as set forth in the Amended and Restated Investor Rights Agreement in substantially the form attached as EXHIBIT M (the "Investor Rights Agreement").

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

               The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        6.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by the Company in this Agreement and in each of the other agreements and instruments delivered to Parent or its Representatives in connection with the transactions contemplated by


                                      35.

this Agreement will have been accurate in all respects as of the date of this Agreement, and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time.

        6.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that the Company are required to comply with or to perform at or prior to the Closing will have been complied with and performed in all material respects.

        6.3 SHAREHOLDER APPROVAL. The principal terms of the Merger will have been duly approved by the affirmative vote of at least (a) two-thirds of each outstanding class of the Company's stock and (b) 92% of the outstanding shares of the Company (calculated on an as-converted-to-Common-Stock basis).

        6.4 CONSENTS. All Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Part 2.21 of the Disclosure Schedule) will have been obtained and will be in full force and effect.

        6.5 AGREEMENTS AND DOCUMENTS. Parent and the Company will have received the following agreements and documents, each of which will be in full force and effect:

               (a) Noncompetition Agreements in the form of EXHIBIT J, executed by the individuals identified on EXHIBIT I;

               (b) Releases in the form of EXHIBIT L, executed by the individuals and entities identified on EXHIBIT K

               (c) the agreements or other documents referred to in Sections 5.7, 5.11 and 5.14;

               (d) confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees and former employees of the Company and by all consultants and independent contractors and former consultants and former independent contractors to the Company who have not already signed such agreements (excluding the individuals identified in Part 2.9(f) of the Disclosure Schedule);

               (e) the statement referred to in Section 5.9(a), executed by the Company;

               (f) an estoppel certificate satisfactory in form and content to Parent, executed by Pacific Trustee Ltd. U/T/A dated August 27, 1997 for the sole benefit of Market Square L.L.C.;

               (g) a legal opinion of Dorsey & Whitney LLP, dated as of the Closing Date, in the form of EXHIBIT N;

               (h) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section


                                      36.

        368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in
        Section 5.5;

               (i) a certificate executed by the Company's Chief Executive Officer and Chief Financial Officer certifying that (1) each of the representations and warranties set forth in Section 2 is accurate in all respects as of the Closing Date as if made on the Closing Date, and (2) that the conditions set forth in Sections 6.1, 6.2, 6.3, 6.4, 6.6, 6.9, 6.10, 6.11, and 6.14 have been duly satisfied (the "Company Closing Certificate"); and

               (j) written resignations of all directors of the Company, effective as of the Effective Time.

        6.6 FIRPTA COMPLIANCE. The Company will have filed with the Internal Revenue Service the notification referred to in Section 5.9(b).

        6.7 INTENTIONALLY OMITTED.

        6.8 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.9 NO LEGAL PROCEEDINGS. No Person will have commenced or threatened to commence any Legal Proceeding challenging or seeking the recovery of a material amount of damages in connection with the Merger or seeking to prohibit or limit the exercise by Parent of any material right pertaining to its ownership of stock of the Surviving Corporation.

        6.10 EMPLOYEES. No more than two of the individuals identified on EXHIBIT O, will have ceased to be employed by, or expressed an intention to terminate their employment with, the Company.

        6.11 ESCROW AGREEMENT. The Designated Company Agent, the shareholders of the Company who have approved the Merger and the persons set forth on EXHIBIT R shall have executed and delivered the Escrow Agreement.

        6.12 INVESTOR RIGHTS AGREEMENT. The shareholders of the Company who have approved the Merger and the requisite stockholders of Parent who were parties to the Prior Rights Agreement (as defined in the Investor Rights Agreement) shall have entered into the Investor Rights Agreement.

        6.13 APPOINTMENT OF PURCHASER REPRESENTATIVE; SECURITIES COMPLIANCE. Each holder of the Company Common Stock or Company Preferred Stock as of the Effective Time that is not an "accredited investor" shall have appointed Jeffrey Schoenfeld as his "purchaser representative" in connection with the Merger and issuance of Parent Common Shares hereunder and shall have completed, executed and delivered a Shareholder Certification in substantially the form attached as EXHIBIT Q hereto. Each holder of the Company Common Stock or Company


                                      37.

Preferred Stock voting in favor of the Merger shall have completed, executed and delivered a Shareholder Certification in substantially the form attached as EXHIBIT Q hereto.

SECTION 7. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

        The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        7.1 ACCURACY OF REPRESENTATIONS. Each of the representations and warranties made by Parent and Merger Sub in this Agreement will have been accurate in all material respects as of the date of this Agreement (without giving effect to any materiality or similar qualifications contained in such representations and warranties), and will be accurate in all material respects as of the Scheduled Closing Time as if made at the Scheduled Closing Time (without giving effect to any materiality or similar qualifications contained in such representations and warranties).

        7.2 PERFORMANCE OF COVENANTS. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing will have been complied with and performed in all respects.

        7.3 DOCUMENTS. The Company will have received the following documents:

               (a) a legal opinion of Cooley Godward LLP, dated as of the Closing Date, in the form of EXHIBIT P;

               (b) a certificate executed by Parent's Chief Financial Officer certifying that (1) each of the representations and warranties set forth in Section 3 is accurate in all respects as of the Closing Date as if made on the Closing Date, and (2) that the conditions set forth in Sections 7.1, 7.2, 7.4 and 7.5 have been duly satisfied (the "Parent Closing Certificate"); and

               (c) a legal opinion of Dorsey & Whitney LLP, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 5.5.

        7.4 LISTING. The shares of Parent Common Stock to be issued in the Merger will have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        7.5 INVESTOR RIGHTS AGREEMENT. Parent and the requisite stockholders of Parent who were parties to the Prior Rights Agreement (as defined in the Investor Rights Agreement) shall have entered into the Investor Rights Agreement.

        7.6 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger will have been issued by any court of competent jurisdiction and remain in effect, and there will not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.


                                      38.

SECTION 8. TERMINATION

        8.1 TERMINATION EVENTS. This Agreement may be terminated prior to the
Closing:

               (a) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

               (b) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or its Representatives);

               (c) by Parent if the Closing has not taken place on or before April 21, 2000 (other than as a result of any failure on the part of Parent to comply with or perform any covenant or obligation of Parent set forth in this Agreement);

               (d) by the Company if the Closing has not taken place on or before April 21, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent or its Representatives); or

               (e) by the mutual consent of Parent and the Company.

        8.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 8.1(a) or Section 8.1(c), Parent will deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company will deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        8.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 8.1 or by Parent pursuant to Section 1.3, all further obligations of the parties under this Agreement will terminate; provided, however, that: (a) neither the Company nor Parent will be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement;
(b) the parties will, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company will, in all events, remain bound by and continue to be subject to Section 5.3.

SECTION 9. INDEMNIFICATION, ETC.


                                      39.

        9.1 SURVIVAL OF REPRESENTATIONS, ETC.

               (a) The representations and warranties made by the Company will survive the Closing and will expire on the earlier of (i) the date 30 days following the receipt by Parent of four full fiscal quarters of audited financial statements of the Surviving Company, or (ii) May 15, 2001 (such earlier date will be referred to as the "Survival Expiration Date"); provided, however, that if, at any time prior to the Survival Expiration Date, any Indemnitee (acting in good faith) delivers to the Designated Company Agent (as defined in Section 10.1) a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 9.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice will survive the Survival Expiration Date until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub will terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties will thereupon cease.

               (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, will not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

               (c) For purposes of this Agreement, each statement or other item of information set forth in the Disclosure Schedule or in any update to the Disclosure Schedule will be deemed to be a representation and warranty made by the Company in this Agreement. Without limiting the foregoing however, it is understood by the parties that as set forth in Section 4.3(b), no updated Disclosure Schedule will be deemed to supplement or amend the Disclosure Schedule for the purposed of determining the accuracy as of the date of this Agreement of any of the representations and warranties made by the Company in this Agreement.

        9.2 INDEMNIFICATION BY THE COMPANY.

               (a) From and after the Effective Time (but subject to Section 9.1(a)), the Company and, jointly but not severally, the Company's shareholders (by reason of the approval of the Company's shareholders of the Merger and each such shareholder's acceptance of the consideration provided for in Section 1.5 of this Agreement) and those persons set forth on EXHIBIT R (by reason of their execution of an agreement in substantially the form attached as EXHIBIT S), shall defend, indemnify, protect and hold harmless each of the Indemnitees from and against, and will compensate and reimburse each of the Indemnitees for any losses, damages, liabilities, claims, judgments, settlements, fines, costs and expenses (including attorney's fees) ("Damages") which are directly or indirectly suffered or incurred by any of the Indemnitees or to which any of the Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty set forth in Section 2 or in the Company Closing Certificate; (ii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); (iii) any amount by which actual fees and expenses payable by the Company in connection with the


                                      40.

Merger to attorneys, accountants or other third parties and to FleetBoston Robertson Stephens, Inc. exceeded the Estimated Fees; (iv) any claims from any person set forth on Part 2.9(f) of the Disclosure Schedule regarding intellectual property, any claims from any person regarding overtime or minimum wage violations and any claim from any person claiming that they were incorrectly classified as a consultant to the Company and instead should be classified as an employee of the Company; (v) in the event a Net Worth Deficit Estimate is used in the calculation of the Total Purchase Price in accordance with Section 1.5(b)(v), the amount (if any) by which the actual net worth deficit of the Company as set forth in audited financial statements exceeded the Net Worth Deficit Estimate; (vi) any claim by any shareholder or former shareholder of the Company in connection with such shareholder's acquisition of shares of the Company's capital stock or in connection with any shareholders agreement, investors rights agreement, registration rights agreement or similar agreement between the Company and such shareholder; and (vii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)", "(iii)", "(iv)", "(v)" or "(vi)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 9). As against the Company and the Company's shareholders, indemnification pursuant to this Section 9.2 shall be the exclusive remedy available to the Indemnitees for Damages of the type referred to in the foregoing sentence, provided however that (except with respect to Dawntreader) such limitation shall not apply in the event of fraud, willful misstatements or willful omissions of the Company or any of its Representatives.

               (b) The Company acknowledges and agrees that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent will also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach (it being understood that Parent shall not be entitled to indemnification for Damages incurred solely by virtue of its ownership of the stock of the Surviving Corporation in the event that the Surviving Corporation is also seeking indemnification for the same Damages).

        9.3 THRESHOLD. The Indemnitees shall be entitled to indemnification only if the aggregate Damages that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds Fifty Thousand Dollars ($50,000) (the "Threshold Amount"), provided that at such time as the amount to which the Indemnitees are entitled to be indemnified exceeds the Threshold Amount, the Indemnitees shall be entitled to be indemnified up to the full Damages including the Threshold Amount. The Threshold Amount shall not apply to any Damages arising out of fraud, willful misstatements or willful omissions of the Company or any of its Representatives or any claim under
Section 9.2(a)(iii).

        9.4 SATISFACTION OF INDEMNIFICATION CLAIM.

               (a) All claims under this Agreement from and after the Effective Time shall be satisfied exclusively and, to the extent possible given such limitation, in full from the shares held pursuant to the Escrow Agreement in accordance with the Escrow Agreement and from the persons set forth on EXHIBIT R in accordance with Section 9.4(b) and no person shall have any


                                      41.

right to recovery from any person who was a holder of Company Common Stock or Preferred Stock prior to the Effective Time. Without limiting the foregoing, the maximum liability of any former holder of Company Common Stock or Preferred Stock prior to the Effective Time for any breach of a representation, warranty or covenant of the Company shall be limited to those Parent Common Shares in which such holder has an interest that are held pursuant to the Escrow Agreement. Except with respect to Dawntreader, the limitations set forth in this
Section 9 shall not apply to any Damages arising out of fraud, willful misstatements or willful omissions of the Company or any of its Representatives, in which event the maximum liability of any former holder of Company Common Stock or Preferred Stock prior to the Effective Time for any breach of a representation, warranty or covenant of the Company shall be limited to the Parent Common Shares received by such former holder hereunder. In the event any Indemnitee recovers shares of Parent Common Stock from any former holder of Company Common Stock or Preferred Stock for Damages arising out of fraud, willful misstatements or willful omissions of the Company or any of its Representatives, such former holder shall be entitled to seek contribution from the other former shareholders of the Company (other than Dawntreader).

               (b) In the event Parent is the Indemnitee claiming Damages and there is a release of shares to Parent under Section 3(b), (c), (d) or (e) of the Escrow Agreement, then Parent shall be entitled to cancel a portion of each outstanding Company Option or Company Warrant (it being understood that pursuant to Section 1.6 hereof such options and warrants became options and warrants to purchase shares of Parent Common Stock) held by each person set forth on EXHIBIT R to the extent of the Cancellation Amount. The Cancellation Amount with respect to each person set forth on EXHIBIT R shall be equal to (i) the full Claimed Amount (in the event of a release under such Section 3(b) or (c)), the Agreed Amount (in the event of a release under such Section 3(d)), the Settlement Amount (in the event of a release under such Section 3(e)) or the Contested Amount (in the event of a release under such Section 3(g)), multiplied by (ii) the Option and Warrant Holder Percentage applicable in connection with such release of Shares, multiplied by (iii) such person's Pro Rata Share, divided by
(iv) the Designated Parent Stock Price.

        For purposes hereof, "Option and Warrant Holder Percentage" shall mean the number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants outstanding as of the Effective Time, divided by the sum of (x) all outstanding shares of Company stock (on an as-converted-to-Common-Stock basis) as of the Effective Time and (y) the number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants for Company stock outstanding of the Effective Time; provided, however, such amounts shall be adjusted in the event any person set forth on EXHIBIT R shall exercise any option or warrant prior to the Termination Date (as such term is defined in the Escrow Agreement) (so, by way of explanation only, if an option which was respect to 10,000 shares of Company Common Stock as of the Effective Time was exercised after the Effective Time but prior to the Termination Date, the numerator would decrease by 10,000 and the denominator would remain unchanged. However, if an option was terminated without being exercised, there would be no change in the numerator.)

        For purposes hereof, "Shareholder Percentage" shall mean 100% minus the Option and Warrant Holder Percentage, as calculated by Parent from time to time.


                                      42.

        For purposes hereof, "Pro Rata Share" of a person set forth on EXHIBIT R shall mean a fraction, the numerator of which is equal to (i) the number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants held by such person outstanding as of the Effective Time, minus (ii) the number of shares of Company stock (on an as-converted-to-Common-Stock basis) that had been subject to any option or warrant exercised by such person after the Effective Time but before the Termination Date and the denominator of which is equal to (x) the number of shares of Company stock (on an as-converted-to-Common-Stock basis) subject to all options and warrants held by all persons set forth on EXHIBIT R outstanding as of the Effective Time, minus (y) the number of shares of Company stock (on an as-converted-to-Common-Stock basis) that had been subject to any option or warrant exercised by any person set forth on EXHIBIT R after the Effective Time but before the Termination Date (so, by way of explanation only, in the event any such person exercises all options and warrants held by him after the Effective Time but prior to the Termination Date, such person's Pro Rata Share would be zero and each other person's Pro Rata Share would increase, however the Option and Warrant Holder Percentage would decrease and the Shareholder Percentage would increase).

        9.5 NO CONTRIBUTION. The Company waives, and acknowledges and agrees that it will not have and will not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which the Company may become subject under or in connection with this Agreement or the Company Closing Certificate.

        9.6 DEFENSE OF THIRD-PARTY CLAIMS. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which the Company may become obligated to hold harmless, indemnify, compensate or reimburse any Indemnitee pursuant to this Section 9, Parent will have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding will be indemnifiable under Section 9.2(a)(vii);

               (b) The Designated Company Agent will make available to Parent any documents and materials in his possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

               (c) Parent will have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Designated Company Agent (defined below); provided, however, that such consent will not be unreasonably withheld.

Parent will give the Designated Company Agent prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation.

        9.7 TAX CONTESTS. Parent shall have the sole right to conduct any tax audit or other tax contest relating to tax return of the Parent or the Surviving Corporation, provided, however, prior to the termination of the Escrow, Parent shall consult with the Designated Company Agent


                                      43.

regarding any tax contest relating to a tax return of the Company and shall have the right to settle, adjust or compromise any such tax contest with the consent of the Designated Company Agent, which consent will not be unreasonably withheld. In the event any Damages arise out of such tax audits, Parent will notify the Designated Company Agent and allow him to comment on any written submissions relating to any Damages and will consider such written comments in good faith.

        9.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT. No Indemnitee (other than Parent or any successor thereto or assign thereof) will be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof) will have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 10. MISCELLANEOUS PROVISIONS

        10.1 DESIGNATED COMPANY AGENT. The Company and the Company's shareholders (by reason of the approval of the Company's shareholders of the Merger and each such shareholder's acceptance of the consideration provided for in Section 1.5 of this Agreement), hereby irrevocably appoint Fingerhut (Michael
P. Sherman, as representative of Fingerhut) as their agent for purposes of
Section 9 (the "Designated Company Agent"), and Fingerhut (Michael P. Sherman, as representative of Fingerhut) hereby accepts its appointment as the Designated Company Agent. Parent will be entitled to deal exclusively with the Designated Company Agent on all matters relating to Section 9, and will be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of the Company and the Company's former shareholders by the Designated Company Agent, and on any other action taken or purported to be taken on behalf of the Company and the Company's former shareholders by the Designated Company Agent, as fully binding upon the Company. If the person acting as the representative of the Designated Company Agent should die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company, then the Board of Directors of Fingerhut shall appoint a new representative to carry out Fingerhut's responsibilities as the Designated Company Agent. In the event Fingerhut is no longer able to carry out its responsibilities as the Designated Company Agent, a majority in interest of the Company's former shareholders (based on holdings on an as-converted-to-Common-Stock basis) immediately prior to the Effective Time), will, within ten days after such inability (as set forth in any written notice from Fingerhut or its successor in interest), appoint a successor agent and, promptly thereafter, will notify Parent of the identity of such successor. Any such successor will become the "Designated Company Agent" for purposes of
Section 9 and this Section 10.1. If for any reason there is no Designated Company Agent at any time, all references herein to the Designated Company Agent will be deemed to refer to such person designated by the Board of Directors of Fingerhut.

        10.2 FURTHER ASSURANCES. Each party hereto will execute and cause to be delivered to each other party hereto such instruments and other documents, and will take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.


                                      44.

        10.3 FEES AND EXPENSES. Each party to this Agreement will bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger.

        10.4 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party will be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

        10.5 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party will have specified in a written notice given to the other parties hereto):

               IF TO PARENT:

               Quokka Sports, Inc.
               525 Brannan Street, Ground Floor
               San Francisco, CA 94107
               Fax: (415) 908-4069
               Attention: General Counsel

               With a copy to:

               Cooley Godward LLP
               One Maritime Plaza, 20th Floor
               San Francisco, CA 94111
               Fax: (415) 951-3699
               Attention: Kenneth L. Guernsey, Esq.


                                      45.

               IF TO THE COMPANY:

               ZoneNetwork.com, Inc.
               1415 Western Avenue, Suite 300
               Seattle, WA 90101
               Fax: (206) 621-0651
               Attention: Chief Executive Officer

               With a copy to:

               Dorsey & Whitney LLP
               U.S. Bank Centre
               1420 Fifth Avenue, Suite 3400
               Seattle, Washington 98101
               Fax: 206-903-8820
               Attention: Bryce L. Holland, Jr., Esq.

               IF TO THE DESIGNATED COMPANY AGENT:

               Fingerhut Companies, Inc.
               4400 Baker Road
               Minnetonka, MN 55343
               Fax: (612) 936-5412
               Attn: Michael P. Sherman

        10.6 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 5.4, on and at all times after the Closing Date, each party hereto will keep confidential, and will not use or disclose to any other Person, any non-public document or other non-public information in such party's possession that relates to the business of the Company or Parent.

        10.7 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        10.8 HEADINGS. The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement.

        10.9 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

        10.10 GOVERNING LAW. This Agreement will be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of choice of law or conflict of laws).

        10.11 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon: the Company and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement will inure to the benefit of: the Company; the Company's shareholders (to the extent set forth in Section 1.5); the holders of


                                      46.

assumed Company Options and Company Warrants (to the extent set forth in Section 1.6); Parent; Merger Sub; the other Indemnitees (subject to Section 9.8); and the respective successors and assigns (if any) of the foregoing. After Closing, Parent may freely assign any or all of its rights under this Agreement (including its indemnification rights under Section 9), in whole or in part, to any successor to Parent's business without obtaining the consent or approval of any other party hereto or of any other Person.

        10.12 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. Except as set forth in
Section 9, the rights and remedies of the parties hereto will be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party will be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        10.13  NO WAIVER.

               (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, will operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy will preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

               (b) No Person will be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver will not be applicable or have any effect except in the specific instance in which it is given.

        10.14 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        10.15 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, will be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, will not be impaired or otherwise affected and will continue to be valid and enforceable to the fullest extent permitted by law.

        10.16 PARTIES IN INTEREST. Except for the provisions of Sections 1.5,
1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

        10.17 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and


                                      47.

thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed on behalf of Parent and the Company effective as of January 12, 2000 will not be superseded by this Agreement and will remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

        10.18 CONSTRUCTION.

               (a) For purposes of this Agreement, whenever the context requires: the singular number will include the plural, and vice versa; the masculine gender will include the feminine and neuter genders; the feminine gender will include the masculine and neuter genders; and the neuter gender will include the masculine and feminine genders.

               (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party will not be applied in the construction or interpretation of this Agreement.

               (c) As used in this Agreement, the words "include" and "including," and variations thereof, will not be deemed to be terms of limitation, but rather will be deemed to be followed by the words "without limitation."

               (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.




                                      48.

        The parties hereto have caused this Agreement and Plan of Merger and Reorganization to be executed and delivered as of March 1, 2000.

                                        QUOKKA SPORTS, INC.,
                                          a Delaware corporation

                                             /s/ Les Schmidt
                                        By: ___________________________________
                                               Les Schmidt,
                                               Executive Vice President and
                                               Chief Financial Officer

                                        MONTANA ACQUISITION CORPORATION,
                                          a Washington corporation

                                             /s/ Les Schmidt
                                        By: ___________________________________
                                               Les Schmidt,
                                               Chief Financial Officer

                                        ZONENETWORK.COM, INC.,
                                          a Washington corporation

                                              /s/ Charles Gottschalk
                                        By: ___________________________________
                                               Charles Gottschalk,
                                               President and
                                               Chief Executive Officer





                                      49.

                                    EXHIBIT A

                               CERTAIN DEFINITIONS


        For purposes of the Agreement (including this Exhibit A):

        ACQUISITION TRANSACTION. "Acquisition Transaction" will mean any transaction involving:

               (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

               (b) the issuance, disposition or acquisition of (i) any capital stock or other equity security of the Company (other than common stock issued to employees of the Company, upon exercise of Company Options or otherwise, in routine transactions in accordance with the Company's past practices), (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company (other than stock options granted to employees of the Company in routine transactions in accordance with the Company's past practices), or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company; or

               (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

        AGREEMENT. "Agreement" will mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

        COMPANY CONTRACT. "Company Contract" will mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" will mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        COMPANY'S KNOWLEDGE. "Company's Knowledge" will mean the Knowledge of any director of the Company, officer of the Company or employee of the Company with the title of director or a more senior title (including without limitation any founder of the Company).

        CONSENT. "Consent" will mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" will mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.


                                       1.

        DAMAGES. "Damages" will include any loss, damage, injury, decline in value, lost opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        DISCLOSURE SCHEDULE. "Disclosure Schedule" will mean the schedule (dated as of the date of the Agreement) delivered to Parent or its Representatives on behalf of the Company.

        ENCUMBRANCE. "Encumbrance" will mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" will mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        EXCHANGE ACT. "Exchange Act" will mean the Securities Exchange Act of 1934, as amended.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" will mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

        GOVERNMENTAL BODY. "Governmental Body" will mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        INDEMNITEES. "Indemnitees" will mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective Representatives of the Persons referred to in clauses "(a)" and "(b)" above; and (d) the respective successors and assigns of the Persons referred to in clauses "(a)", "(b)" and "(c)" above; provided, however, that the securityholders of the Company immediately prior to the Effective Time (the "Company Securityholders") will not be deemed to be "Indemnitees."

        KNOWLEDGE. An individual will be deemed to have "Knowledge" of a particular fact or other matter if: (a) such individual is actually aware of such fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter


                                       2.

in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

        LEGAL PROCEEDING. "Legal Proceeding" will mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" will mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIAL ADVERSE EFFECT. A violation or other matter will be deemed to have a "Material Adverse Effect" on the Company if such violation or other matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects.

        PERSON.  "Person" will mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" will mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" will mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

        SEC. "SEC" will mean the United States Securities and Exchange
Commission.

        SECURITIES ACT. "Securities Act" will mean the Securities Act of 1933, as amended.

        TAX. "Tax" will mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" will mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate


                                       3.

or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.




                                       4.